Exhibit 4.2

No.	Shares

SPHERIC TECHNOLOGIES, INC.

COMMON STOCK

This Certifies That                                                                                                        is the owner of                                                                                                                                                 Shares of the Capital Stock of

Spheric Technologies, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

this          day of                      A.D.

Secretary	President